Exhibit 99.1 - Joint Filer Information

Name:
  SPVC VI, LLC

Address:

  10400 Viking Drive, Suite 550
  Eden Prairie, MN 55344

Designated Filer:
  Split Rock Partners, LLC

Issuer & Trading Symbol:
  XTENT, Inc. (XTNT)

Date of Event Requiring Statement:
  6/20/07

Signature:
  By:	/s/ Steven L.P. Schwen
  Its:	Chief Financial Officer